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                                                                    EXHIBIT 12.1

                                KITTY HAWK, INC.

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)

                                        FISCAL YEAR              YEAR                 FOUR MONTHS
                                           ENDED                ENDED                    ENDED
                                         AUGUST 31,          DECEMBER 31,             DECEMBER 31,
                                        -----------    --------------------       -------------------
                                           1996          1997        1998           1995       1996
                                         --------      --------    --------       --------   --------
Earnings
     Income before income taxes.....     $  6,877      $ 30,803    $ 27,970       $  7,851   $  8,660
     Add: Fixed charges ............        1,998         8,971      47,654            528        730
                                         --------      --------    --------       --------   --------
          Total ....................     $  8,875      $ 39,774    $ 75,624       $  8,379   $  9,390
                                         ========      ========    ========       ========   ========
Fixed charges
     Interest expense ..............     $  1,859      $  7,495    $ 40,004       $    482   $    684
     Add: Interest factor of
       operating lease expense .....          139         1,476       4,250             46         46
     Capitalized interest ..........           --            --       3,400             --         --
                                         --------      --------    --------       --------   --------
          Total ....................     $  1,998      $  8,971    $ 47,654       $    528   $    730
                                         ========      ========    ========       ========   ========

Ratio of earnings to fixed
  charges ..........................          4.4x          4.4x        1.6x          15.9x      12.9x
                                         ========      ========    ========       ========   ========
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